Exhibit 10.21

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                                                                  June 28, 2002


To:      The U.S. Securities and Exchange Commission

         Re:  Arthur Andersen LLP ("Andersen")

Dear Sirs:

         Pursuant to the requirements set forth in the Temporary Final Rule and Final Rule "Requirements for Arthur Andersen LLP Auditing Clients" issued by this Commission on March 18, 2002 (17 CFR PARTS 210, 228, 229, 230, 240, 249
and 260; RELEASE NOS. 33-8070, 34-45590; 35-27503; 39-2395; IA-2018; IC-25464;
FR-62; File No. S7-03-02 and RIN 3235-AI46), and in view of the audit reports issued by Arthur Andersen to each of Companhia Hispano-Brasileira de Politizacao-Hispandobras ("Hispanobras"), Companhia Italo-Brasileira de Pelotizacao-Itabrasco ("Itabrasco"), and Mineraeao Rio do Norte S.A. ("MRN"), by its duly authorized representative, Companhia Vale do Rio Doce hereby declares that it has received copies of the letter dated May 31, 2002 to Hispanobras, Itabrasco and MRN, containing certain representations from Arthur Andersen concerning audit quality controls in connection with the audits of the financial statements of Hispanobras, Itabrasco and MRN as of and for the year ended December 31, 2001, including representations regarding the continuity of Arthur Andersen personnel working on the audit, the availability of national office consultation, and the availability of personnel at foreign affiliates of Andersen to conduct relevant portions of the audit.


                                                 Sincerely yours,

                                                 /s/ Gilherme Rodolfo Laager
                                                 Gilherme Rodolfo Laager
                                                 Executive Officer